EXHIBIT 99.3

MAGNUS INTERNATIONAL RESOURCES ANNOUNCES RESULTS OF 2005 ROCK CHIP SAMPLING
AND ASSAY RESULTS OF FIRST 2 DRILL HOLES AT THE MANGSHI PROJECT, YUNNAN
PROVINCE, CHINA

Las Vegas, Nevada – January 22, 2006 - Magnus International Resources Inc. ("Magnus") (“the Company”) (NASD OTC-BB: ‘MGNU’) is pleased to announce early stage exploration results from the Mangshi Gold Property in western Yunnan Province in the Peoples Republic of China. The company has completed surface channel rock sampling and has received analysis results from the first two HQ diamond drill holes of a planned 7500-meter diamond drilling program.

Surface channel rock chip samples at Mangshi have returned encouraging gold (Au) results, confirming surface sampling from previous work programs.  Sampling in late 2005 has returned surface channel rock results of 9.6 meters (m) at 3.03 g/tonne gold, 28 m at 2.25 g/tonne gold, and 13m at 1.85 g/tonne gold.

Diamond core drilling at Mangshi commenced on December 10, 2005, and some initial core analyses have been returned from the SGS assay Laboratory in China.

Drill hole MS05-01 was designed to test a mapped, northwest-dipping fault zone, traditionally interpreted to control gold mineralization at Mangshi based on previous work. This drill hole intersected mineralogically altered, pyrite-bearing dolomite, but assays returned low values of gold. Drill hole MS05-02 was designed to intersect nearby surface gold mineralization, and encountered extensive mineralogically altered, pyrite-bearing dolomite.  Drill hole assays returned 0.56 g/tonne gold over a sampling interval of 80 meters.

Magnus’ management is encouraged by these channel sampling and early stage drilling results. The placement of certain planned drill holes has been modified based on interpretation of these results. The drilling program at Mangshi continues with two LF-90 drill rigs on site, and new results will be reported as they become available. To date, ten drill holes have been completed and an eleventh is expected to be completed in the next several days in advance of the commencement of Chinese New Year.

A diagram of the surface channel sample locations and first two drill hole locations is provided in a report on the above results, with diagrams, and is available at www.magnusresources.com.

ABOUT MAGNUS INTERNATIONAL RESOURCES, INC.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China. Magnus currently retains a potential 90% interest in two Sino-foreign gold joint venture exploration projects. The Huidong property is northwest of and on trend with Southwestern Resources' Boka gold project. The Mangshi project is located within the 40km Luxi Gold Belt in western Yunnan province.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Magnus International Resources, Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Magnus expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to price volatility of gold and other metals; currency fluctuations; political, operational, and governmental approval and regulation risks in China. For a more detailed discussion of such risks and other factors, please see "Risk Factors" in our Form 10-K for our most recently completed fiscal year, on file with the SEC at www.sec.gov. This document also contains information about adjacent properties on which Magnus has no rights to explore or mine. Investors are cautioned that mineral deposits on adjacent properties are not necessarily indicative of mineral deposits on Magnus' properties.